Exhibit 10.3

AMENDMENT NO. 1 TO

EMPLOYMENT AGREEMENT

This Amendment No. 1 to Employment Agreement (the “Amendment”) is made and entered into as of January 18, 2024 (the “Effective Date”) by and between Jeff Clayborne (the “Executive”) and Perfect Moment Ltd., a Delaware corporation (the “Company”).

WHEREAS, the Company and Executive has entered into that certain Employment Agreement, dated October 20, 2023 (the “Employment Agreement”) (capitalized terms used herein, and not otherwise defined, shall have the respective meanings ascribed to them in Employment Agreement); and

WHEREAS, the parties desire to amend the Employment Agreement as provided herein.

NOW, THEREFORE, in consideration of the mutual covenants, promises and obligations set forth herein, the parties agree as follows:

1. Amendments to Employment Agreement. Effective as of the Effective Date, the Employment Agreement shall be hereby amended as follows:

1.1	Section 1 of the Employment Agreement shall be hereby amended by deleting the second sentence thereof.

1.2	Section 4.1 of the Employment Agreement shall be hereby amended by replacing the reference to “$110,000” with a reference to “$275,000”.

1.3	Section 4.3 of the Employment Agreement shall be hereby amended by replacing the reference to “50,000 shares” with a reference to “300,000 shares”.

1.4	Section 5.2 of the Employment Agreement shall be hereby amended and restated in its entirety as follows:

“5.2 Without Cause or for Good Reason. The Employment Term and the Executive’s employment hereunder may be terminated by the Executive for Good Reason or by the Company without Cause. In the event of such termination, the Executive shall be entitled to receive the Accrued Amounts and subject to the Executive’s compliance with Section 6, Section 7, Section 8 and Section 9 of this Agreement and the Executive’s execution of a release of claims in favor of the Company, its affiliates and their respective officers and directors in a form provided by the Company (the “Release”) and such Release becoming effective within the time period specified in the Release (the “Release Execution Period”), the Executive shall be entitled to receive (i) a lump sum payment of $13,300 and (ii) Executive’s continued Base Salary for three (3) months following the Termination Date payable in equal installments in accordance with the Company’s normal payroll practices, but no less frequently than monthly, which shall commence within sixty (60) days following the Termination Date; provided that, if the Release Execution Period begins in one taxable year and ends in another taxable year, payments shall not begin until the beginning of the second taxable year; provided further that, the first installment payment shall include all amounts of Base Salary that would otherwise have been paid to the Executive during the period beginning on the Termination Date and ending on the first payment date if no delay had been imposed. The treatment of any outstanding equity awards shall be determined in accordance with the terms of the 2021 Plan and the applicable award agreements; provided that notwithstanding anything in any option agreement to the contrary, upon the termination of the Employment Term and the Executive’s employment hereunder by the Executive for Good Reason or by the Company without Cause, any stock options granted to Executive that are scheduled to vest at the end of the annual vesting period during which such termination occurs shall immediately vest upon such termination date.”

2. Ratification. Except as specifically modified herein, all terms and conditions of the Employment Agreement are hereby ratified and remain in full force and effect.

3. Governing Law: Jurisdiction and Venue. This Amendment, for all purposes, shall be construed in accordance with the laws of the State of Nevada without regard to conflicts of law principles. Any action or proceeding by either of the parties to enforce this Amendment shall be brought only in a state or federal court located in the State of Nevada. The parties hereby irrevocably submit to the exclusive jurisdiction of such courts and waive the defense of inconvenient forum to the maintenance of any such action or proceeding in such venue.

4. Miscellaneous. This Amendment may be executed in any number of counterparts, each of which shall be enforceable against the parties actually executing such counterparts, and all of which together shall constitute one instrument. In the event that any signature is delivered by an e-mail, which contains a copy of an executed signature page such as a portable document format (.pdf) file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such e-mail of an executed signature page such as a .pdf signature page were an original thereof.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date and year first above written.

PERFECT MOMENT LTD.

By:	/s/ Mark Buckley
Name:	Mark Buckley
Title:	CEO

EXECUTIVE:

/s/ Jeff Clayborne
Name:	Jeff Clayborne

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